U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                     FORM 8-K


                                  CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): April 5, 2007

                                WORLD AM, INC.
                (Exact Name of Company as Specified in Its Charter)

          Nevada                     0-30639                90-0142757
(State or Other Jurisdiction  (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                   Identification No.)

    4040 MacArthur Boulevard, Suite 240, Newport Beach, California   92660
         (Address of Principal Executive Offices)                  (Zip Code)

         Company's telephone number, including area code:  (949) 955-5355

                     _______________________________________
        (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     Between April 5, 2007 and May 2, 2007, the Company sold a total of 29 units to a total of 18 investors in a private offering, each unit consisting of 12,500,000 shares of common stock (for a total of 362,500,000 shares of common stock) and a warrant to purchase 3,125,000 shares of common stock (exercisable for a period of three years at $0.02 per share). The total consideration for these sales was $2,900,000.

     To date, no commissions have been paid in connection with these sales (although the private placement memorandum in connection with this offering discloses that commissions may be paid). These sales were undertaken under Rule 506 of Regulation D under the Securities Act of 1933. Each of the transactions did not involve a public offering and each of the investors represented that he/she/it is an "accredited" investor as defined in Rule 502 of Regulation D.


                                SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       World Am, Inc.



Dated: May 3, 2007                     By: /s/ Robert A. Hovee
                                       Robert A. Hovee,
                                       Chief Executive Officer